ULURU NEWS

Contact: Company
Kerry P. Gray
President & CEO
Terry K. Wallberg
Vice President & CFO
(214) 905-5145

ULURU INC. TO LIST SHARES ON AMERICAN STOCK EXCHANGE
UNDER STOCK SYMBOL “ULU”

Addison, Texas, July 25, 2007 – ULURU Inc. (OTCBB. ULUR), today announced its shares have been accepted for listing on the American Stock Exchange (Amex®) under the symbol “ULU”.

“ULURU is moving to the Amex® because it reinforces our strategic initiative to maximize shareholder value,” said Kerry P. Gray, ULURU’s President and Chief Executive Officer. “Listing on the Amex® brings more stability to the trading environment and process, and should help increase ULURU’s exposure to the investment community.  Additionally, trading on the Amex® will make it easier for retail stockbrokers to participate in the market for our common stock.”

John McGonegal, senior vice president of the Amex Equities Group, said: “We are excited to welcome ULURU Inc., to the American Stock Exchange. We look forward to providing them the support and services a growing company needs to compete in today’s marketplace.”

ULURU shares are expected to begin trading on Amex® on July 26, 2007. The Amex’s approval is contingent upon ULURU being in compliance with all applicable listing standards on the date its stock begins trading on the Amex® and may be rescinded if ULURU is not in compliance with such standards.  ULURU was previously traded on the OTCBB.

About ULURU Inc.:
ULURU Inc. is an emerging specialty pharmaceutical company focused on the development of a portfolio of wound management, plastic surgery and oral care products to provide patients and consumers improved clinical outcomes through controlled delivery utilizing its innovative transmucosal delivery system and Hydrogel Nanoparticle Aggregate technology. For further information about ULURU Inc., please visit our website at www.uluruinc.com.

About American Stock Exchange:
The American Stock Exchange® (Amex®) is the only primary exchange that offers trading across a full range of equities, options and exchange traded funds (ETFs), including structured products and HOLDRSSM. In addition to its role as a national equities market, the Amex® is the pioneer of the ETF, responsible for bringing the first domestic product to market in 1993. Leading the industry in ETF listings, the Amex® lists 164 ETFs to date. The Amex® is also one of the largest options exchanges in the U.S., trading options on broad-based and sector indexes as well as domestic and foreign stocks.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, including but not limited to statements made relating) relating to our expected listing on Amex®. When used in this press release, the words "may," "targets," "goal," "could," "should," "would," "believe," "feel," "expects," "confident," "anticipate," "estimate," "intend," "plan," "potential" and similar expressions may be indicative of forward-looking statements including without limitation statements relating to the progress of our technology with corporate partners favorably impacting 2007 performance, pre-clinical results for our products and advantages of our products. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company's control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company's other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends,  collect accounts receivable, hire and retain qualified personnel, Food and Drug Administration regulations, adverse litigation, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.   These statements are subject to numerous risks and uncertainties, including but not limited to the risk factors detailed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and other reports filed by us with the Securities and Exchange Commission.